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                                   Exhibit 1.2
                      Form of Soliciting Dealers Agreement




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                         INLAND REAL ESTATE CORPORATION
                                    [FORM OF]
                          SOLICITING DEALERS AGREEMENT


Ladies and Gentlemen:

         We have entered into an agreement (the "Dealer Manager Agreement") which is a part hereof and attached hereto, with Inland Real Estate Corporation, a Maryland corporation (the "Company"), under which we have agreed to use our best efforts to solicit subscriptions for the shares of Common Stock (the "Shares") in the Company. The Company is offering to the public an aggregate maximum of up to 25,000,000 Shares at a price of $11 per Share on a "best efforts" basis; up to 2,000,000 Shares issued pursuant to the Distribution Reinvestment Program at a price of $10.45 per Share; up to 433,370 Shares issuable on exercise of warrants issued in Prior Offerings; and 625,000 warrants (and shares issuable on exercise of the warrants) which are issuable in certain circumstances in connection with the sale of Shares (as defined in the Prospectus) (the "Offering"). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Registration Statement.

         In connection with the performance of our obligations under Section 2 of the Dealer Manager Agreement, we are authorized to use the services of securities dealers who are members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers") to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions:

         1. A registration statement (the "Registration Statement") with respect to the 25,000,000 Shares has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. The 25,000,000 Shares and the Offering are more particularly described in the enclosed prospectus (the "Prospectus") which is part of the Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request. We will also provide you with reasonable quantities of any supplemental literature prepared by the Company in connection with the offering of the Shares.

         2. Solicitation and other activities by the Soliciting Dealers hereunder shall be undertaken only in accordance with the Dealer Manager Agreement, this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the Commission, the Blue Sky Survey hereinafter referred to and the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750. In offering the sale of Shares to any person, each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus and has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (ii) the purchase of the Shares is otherwise suitable for such person, and each Soliciting Dealer shall maintain records disclosing the basis upon which each Soliciting Dealer determined the suitability of any persons offered Shares; and (iii) such person has



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either: (a) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (b) a net worth (determined with the foregoing exclusions) of $150,000.

         If the investor is a resident of California, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

         If the investor is a resident of Maine, the investor must have either:
(i) a net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000.

         If the investor is a resident of Massachusetts, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

         If the investor is a resident of Tennessee, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

         Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his subscription agreement (the "Subscription Agreement"); (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of 40 days after the first date upon which the Shares were offered to the public; (iii) deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any document included within the Registration Statement, including delivering the Articles and Bylaws (as each is defined in the Prospectus) to investors residing in the States of Mississippi and Ohio; and (iv) to maintain in its files for at least six years, documents disclosing the basis upon which the de termination of suitability was reached as to each purchaser of Shares.

         3. Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement, the Company shall pay to you a selling commission of up to 7% per Share for all Shares sold for which you have acted as Soliciting Dealer pursuant to this Agreement. Soliciting Dealers will also receive, subject to applicable federal and state securities laws, one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering (the "Soliciting Dealer Warrants") which warrants will be reallowed from the Dealer Manager from the warrants issued to it by the Company. The Company will not issue more than 625,000 of these warrants in connection with the Offering of the Shares. The Soliciting Dealer Warrants will be issued quarterly commencing 60 days after the date on which Shares are first sold pursuant to the Offering. The Dealer Manager will not transfer and the Company will not issue Soliciting Dealer Warrants to Soliciting Dealers registered in Minnesota, Nebraska, South Carolina, Tennessee or Texas in



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connection with the sale of Shares to residents of Minnesota, Nebraska, South
Carolina, Tennessee or Texas, respectively. All Shares sold by the Company, other than through the Distribution Reinvestment Program except Shares sold to residents of the above-referenced states, will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $13.20 (120%) of the public offering price per Share) during the time period beginning one year from the date the Soliciting Dealer Warrants are issued and ending April ___, 2003 (the "Exercise Period"). If a Soliciting Dealer Warrant has not been exercised by the end of the Exercise Period, it will terminate and the holder thereof will have no further rights thereunder. Soliciting Dealers should consult their tax advisors regarding the income tax aspects of receiving the Soliciting Dealer Warrants.

         Investors purchasing at least $220,000 worth of Shares (20,000 Shares) will be entitled to a reduction in selling commissions in accordance with the following schedule:


                   Amount of                 Maximum Commission
              Purchaser's Investment             Per Share
         -------------------------------     ------------------
             From                 To
          $  220,000          $  499,999            5.5%
             500,000             999,999            4.0
           1,000,000           1,999,999            2.5
           2,000,000            and over            1.0


         Any reduction from the amount otherwise payable to you in respect of a subscription will be credited to such purchaser in the form of additional whole Shares or fractional Shares purchased net of commissions.

         Subscriptions for Shares in the Company may be combined: (i) with subscriptions in this Offering or (ii) with subscriptions from any of the Company's prior offerings, for the purpose of crediting a purchaser with additional Shares and determining commissions reallowable to you so long as all such purchases are made through you and approved by the Company. Additionally, subscriptions of persons holding as joint tenants or tenants in common may be combined for purposes of computing amounts invested. Subscriptions from tax-exempt entities may be combined in computing accounts invested only if they each have the same person who exercises investment discretion. The Subscription Agreement Signature Page (as such term is defined in the Prospectus) must indicate that subscriptions are to be combined. The Company cannot be held responsible for failing to properly combine subscriptions.

         You (and other Soliciting Dealers) also may receive up to an additional 2.5% per Share sold by you as a marketing contribution and due diligence expense allowance fee.



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         Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions.

         Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement.

         4. We reserve the right to notify you by telegram or by other means of the number of Shares reserved for sale by you. Such Shares will be reserved for sale by you until the time spe cified in our notification to you. Sales of any reserved Shares after the time specified in the notification to you or any requests for additional Shares will be subject to rejection in whole or in part.

         5. Payments for Shares shall be made by checks payable to "LNB, Escrow Agent for IREC" and forwarded together with a copy of the Subscription Agreement, which is attached as Exhibit I to the Prospectus, executed by the subscriber, to Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, not later than noon of the next business day after receipt of such Subscription Agreement and check (when your internal supervisory procedures are completed at the site at which the Subscription Agreement and check were received by you) or, when your internal supervisory procedures are performed at a different location (the "Final Review Office"), you shall transmit the check and Subscription Agreement to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check, forward both to the Dealer Manager as processing broker-dealer. If any Subscription Agreement solicited by you is rejected by the Company, the Subscription Agreement and check will be forwarded to the Escrow Agent for prompt return to the rejected subscriber.

         6. We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a broker with respect to the Shares in any such jurisdiction. You agree that you will not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt and further agree to assure that each person to whom you sell Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement. Neither we nor the Company assume any obligation or responsibility in respect of the qualification of the Shares covered by the Prospectus under the laws of any jurisdiction or your qualification to act as a broker with respect to the Shares in any jurisdiction. The Blue Sky Survey which has been or will be furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

         It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or



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in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

         7. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval. You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent.

         8. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be under any lia bility (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by Inland Real Estate Advisory Services, Inc., the Company's advisor (the "Advisor"), the Company or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Advisor, the Company or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the undersigned from any liability imposed by the Act. No obligations on the part of the Company or the undersigned shall be implied or inferred herefrom.

         9. Under the Dealer Manager Agreement, the Company has agreed to indemnify you and us and each person, if any, who controls you or us, in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances. You agree to indemnify the Company and each person who controls it as provided in the Dealer Manager Agreement and to indemnify us to the extent and in the manner that you agree to indemnify the Company in such Dealer Manager Agreement.

         10. Each Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by us as Dealer Manager for ourselves and on behalf of the Soliciting Dealers and authorizes us to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Each Soliciting Dealer hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Soliciting Dealers. Each Soliciting Dealer also authorizes us to exercise, in our discretion, all the authority or discretion now or hereafter vested in us by the provisions of the Dealer Manager Agreement and to take all such action as we may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

         11. This Agreement, except for the provisions of Sections 8 and 9 hereof, may be terminated at any time by either party hereto by two days' prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 8 and 9 hereof.



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         12. Any communications from you should be in writing addressed to us at
Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523,
Attention: Ms. Brenda Gujral. Any notice from us to you shall be deemed to have been duly given if mailed, telegraphed or delivered by overnight courier to you at your address shown below.

         13. Nothing herein contained shall constitute the Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

         14. Prior to offering the Shares for sale, each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company or the Advisor through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

                  (1)   items of compensation;
                  (2)   physical properties;
                  (3)   tax aspects;
                  (4) financial stability and experience of the Company and the Advisor;
                  (5)   conflicts and risk factors; and
                  (6)   appraisals and other pertinent reports.

Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

                  (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

                  (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

                  (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.



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Prior to the sale of the Shares, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

         If the foregoing is in accordance with your understanding, please sign and return the attached duplicate. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

                                                  Very truly yours,

                                                  INLAND SECURITIES CORPORATION

                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------
               , 1998
---------------



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         We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Dealer Manager Agreement. We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the published Rules and Regulations of the Commission thereunder, and applicable blue sky or other state securities laws. We confirm that we are a member in good standing of the NASD. We hereby represent that we will comply with the Conduct Rules of the NASD and all rules and regulations promulgated by the NASD.


Dated:                      , 199
      ----------------------     ---

                                                  ------------------------------
                                                  Name of Soliciting Dealer

                                                  ------------------------------
                                                  Address of Soliciting Dealer

                                                  ------------------------------
                                                  Federal Identification Number


                                                  By:
                                                     ---------------------------
                                                        Authorized Signature


Kindly have checks representing commissions forwarded as follows (if different than above):

(Please type or print)

Name of Firm:
                           ------------------------------

Address:
                           ------------------------------
                           Street

                           ------------------------------
                           City

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                           State and Zip Code

                           ------------------------------
                           (Area Code) Telephone No.

Attention:
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